Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into this Registration Statement No. 333-276308 on Amendment No. 1 to Form S-1 and the related prospectus of our report dated March 30, 2023, of our audit of the consolidated financial statements of Processa Pharmaceuticals, Inc. as of and for the years ended December 31, 2022 and 2021. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ BD & Company, Inc.

Owings Mills, MD

January 19, 2024